Exhibit 23.3

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT


To the Board of Directors and Shareholders of Ciralight Global, Inc.
Irvine, California

We hereby consent to the use in this Registration Statement of Ciralight Global, Inc. on Form S-1 of our report, dated March 23, 2010, at December 31, 2009 and for the period February 26, 2009 (inception) through December 31, 2009, and to all other references to our firm included in this Registration Statement on Form S-1.

We also consent to the reference to our Firm under the captions "Experts" in the Prospectus.



/s/ HJ Associates & Consultants, LLP
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HJ Associates & Consultants, LLP
Salt Lake City, Utah
May 3, 2010